FOR IMMEDIATE RELEASE

ENERJEX RESOURCES CEO TO PRESENT AT IPAA OGIS CONFERENCE IN SAN FRANCISCO

San Antonio, Texas (October 1, 2013) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”) announced today that its Chief Executive Officer, Robert Watson, Jr., will present at IPAA’s Oil & Gas Investment Symposium (OGIS) in San Francisco, CA on Tuesday, October 1st, at 3:35 p.m. PDT.

A live webcast of EnerJex’s presentation will be available at the following link: http://www.investorcalendar.com/CEPage.asp?ID=171612. In addition, a copy of the presentation will be available on the Company’s website at www.enerjex.com.

About EnerJex Resources, Inc.

EnerJex Resources, Inc. is an exploration and production company focused on the acquisition, development, exploration, and production of oil and natural gas from properties located in the mid-continent region of the United States. EnerJex’s headquarters are located in San Antonio, Texas and additional information is available on the company’s website at www.enerjex.com.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Equity Market Advisors, LLC

Daniel Vernon, EMD Advisor

Phone: (405) 230-1124

Email: dv@equitymarketadvisors.com